O S H K O S H       C O R P O R A T I O N

For more information contact:	Financial:	Patrick Davidson
Vice President, Investor Relations
(920) 966-5939
	Media:	Ann Stawski
Vice President, Marketing Communications
(920) 966-5959

OSHKOSH CORPORATION ANNOUNCES DOWNWARD REVISIONS
TO ESTIMATES FOR THIRD FISCAL QUARTER
AND FULL FISCAL YEAR 2008 RESULTS

Lower Estimates Driven by Slowing Economic Conditions as well as Goodwill
Impairment Charge at European Refuse Business

OSHKOSH, Wis. (June 26, 2008) – Oshkosh Corporation (NYSE: OSK), a leading manufacturer of specialty vehicles and vehicle bodies, today announced that it expects a loss of approximately $1.22 to $1.32 per share for its third quarter of fiscal 2008 compared to the Company’s prior earnings per share (EPS) estimate range of $1.40 to $1.50 of income for the quarter. The expected loss relates to a non-cash charge for the impairment of goodwill to be recorded in connection with the Company’s European refuse collection vehicle manufacturer, the Geesink Norba Group (Geesink). The impact of the impairment charge on third fiscal quarter earnings is estimated to be approximately $175 million, or $2.32 per share. Projected third fiscal quarter results also reflect weaker performance expectations compared with previous estimates for, most notably, the Company’s access equipment segment and, to a lesser extent, its fire & emergency and commercial segments.

        “Lower than expected sales in both North America and Europe driven by softness in non-residential construction and general economic weakness, and rising raw material and fuel costs, have caused us to reduce our outlook for the third quarter and full fiscal year 2008,” said Robert G. Bohn, Oshkosh Corporation chairman and chief executive officer.

        “During the quarter, we also lowered our outlook for Geesink due to a slower and more difficult than expected return to profitability, coupled with expectations of a weaker European economy and higher raw materials costs. This revised outlook has caused us to believe that the value of Geesink no longer supports the goodwill recorded for this business, resulting in the impairment charge we are announcing today.”

        There is no tax benefit associated with the Geesink impairment charge, and the charge is not expected to affect the Company’s liquidity, cash flows from operating activities or compliance with debt covenants, nor is it expected to have any impact on future operations. The actual charge for the impairment of goodwill will be finalized during the upcoming third fiscal quarter close process.

        The Company expects that fourth fiscal quarter EPS will be below prior year’s levels and will provide a new EPS estimate range for full fiscal year 2008 when it announces its third fiscal quarter results.

        The Company will discuss its revised third fiscal quarter earnings estimates, the impairment charge at Geesink and the Company’s outlook during a conference call today (June 26) at 9:00 a.m. EDT. To access the conference call, please dial (877) 709-8150 for domestic participants and (201) 689-8354 for international participants starting at 8:45 a.m. EDT. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to www.oshkoshcorporation.comstarting at 8:45 a.m. EDT and follow the instructions for the broadcast. An audio replay of the call and related question and answer session will be available for twelve months at this website.

About Oshkosh Corporation

         Oshkosh Corporation is a leading designer, manufacturer and marketer of a broad range of specialty access equipment, commercial, fire & emergency and military vehicles and vehicle bodies. Oshkosh Corporation manufactures, distributes and services products under the brands of Oshkosh®, JLG®, Pierce®, McNeilus®, Medtec®, Jerr-Dan®, BAI™, Oshkosh Specialty Vehicles, Frontline™, SMIT™, Geesink™, Norba™, Kiggen™, CON-E-CO®, London® and IMT®. The Oshkosh brands are valued worldwide in businesses where high quality, superior performance, rugged reliability and long-term value are paramount. For more information, log on to www.oshkoshcorporation.com.

Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the consequences of financial leverage associated with the JLG acquisition and the level of the Company’s associated borrowing costs; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially during a recession, which many believe the U.S. has already entered; the expected level and timing of U.S. Department of Defense procurement of products and services and funding thereof; risks related to reductions in government expenditures and the uncertainty of government contracts; risks associated with international operations and sales, including foreign currency fluctuations; the Company’s ability to turn around its Geesink Norba Group business; risks related to the collectability of access equipment receivables; rising steel, fuel and other costs and the Company’s ability to offset the rising costs with decreases in other costs or product selling price increases; and the potential for increased costs relating to compliance with changes in laws and regulations. In addition, the Company’s expectations for fiscal 2008 are based in part on certain assumptions made by the Company, including without limitation the Company’s estimates for the level of concrete placement activity, housing starts, non-residential construction spending and mortgage rates; the performance of the U.S. economy, which many believe is already in a recession, and European economies, which could move into recession; the Company’s spending on product development and bid and proposal activities with respect to defense truck procurement competitions and the outcome of such competitions; the Company’s ability to turn around the Geesink Norba Group business; the Company’s expectations as to timing of receipt of sales orders and payments and execution and funding of defense contracts; the Company’s ability to achieve cost reductions and operating efficiencies, in particular at JLG, McNeilus, the Geesink Norba Group and Medtec; the Company’s ability to offset rising steel, fuel and other costs through other cost decreases or product selling price increases; the Company’s estimates of the impact of changing fuel prices and credit availability on capital spending of towing operators; the Company’s estimates of the impact of changing legislation on capital spending of mobile medical providers; the availability of defense truck carcasses for remanufacturing; the anticipated level of production and margins associated with the Family of Heavy Tactical Vehicles contract, the Indefinite Demand/Indefinite Quantity truck remanufacturing contract, the Logistics Vehicle System Replacement contract and international defense truck contracts; the Company’s ability to produce defense trucks at increased levels in fiscal 2008; the Company’s estimates for capital expenditures of rental and construction companies for JLG’s products, of municipalities for fire & emergency and refuse collection vehicles, of airports for aircraft rescue and snow removal products and of large commercial waste haulers generally and with the Company; federal funding levels for U.S. Department of Homeland Security and spending by governmental entities on homeland security apparatus; the expected level of commercial “package” body and purchased chassis sales compared to “body only” sales; anticipated levels of capital expenditures by the Company; the Company’s estimates for costs relating to litigation, product warranty, product liability, insurance, stock options, performance share awards, bad debts, personnel and other raw materials; the Company’s estimates for debt levels, interest rates, foreign exchange rates, working capital needs and effective tax rates; and that the Company does not complete any acquisitions in the short term. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission.

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